EXHIBIT 21

READING INTERNATIONAL, INC. - LISTING OF SUBSIDIARIES

AHGP, Inc.
AHLP, Inc.
Angelika Film Centers (Dallas), Inc.
Angelika Film Centers LLC
Angelika Film Centers (Plano), LP
Australia Country Cinemas Pty Ltd
Australian Equipment Supply Pty Ltd
Bayou Cinemas LP
Big 4 Farming LLC
Burwood Developments Pty Ltd
Citadel 57th Street, LLC
Citadel Agriculture, Inc.
Citadel Cinemas, Inc.
Citadel Realty, Inc.
Copenhagen Courtenay Central Ltd
Courtenay Car Park Ltd
Craig Corporation
Darnelle Enterprises Ltd
Dimension Specialty, Inc.
Epping Cinemas Pty Ltd
Hope Street Hospitality, LLC
Hotel Newmarket Pty Ltd
Landplan Property Partners New Zealand Ltd
Landplan Property Partners Pty Ltd
Liberty Live, LLC
Liberty Theaters, LLC
Liberty Theatricals, LLC
Minetta Live, LLC
Movieland Cinemas (NZ) Ltd
Newmarket Properties Pty Ltd
Newmarket Properties No. 2 Pty Ltd
Orpheum Live, LLC
Port Reading Railroad Company
Queenstown Land Holdings Ltd
Reading Arthouse Distribution Ltd
Reading Arthouse Ltd
Reading Capital Corporation
Reading Center Development Corporation
Reading Cinemas Courtenay Central Ltd
Reading Cinemas Management Pty Ltd
Reading Cinemas NJ, Inc.
Reading Cinemas of Puerto Rico, Inc.
Reading Cinemas Pty Ltd
Reading Cinemas Puerto Rico LLC
Reading Cinemas USA LLC
Reading Colac Pty Ltd
Reading Company
Reading Courtenay Central Ltd
Reading Elizabeth Pty Ltd
Reading Entertainment Australia Pty Ltd
Reading Exhibition Pty Ltd
Reading Holdings, Inc.
Reading International Cinemas LLC
Reading Licenses Pty Ltd
Reading Melton Pty Ltd
Reading Moonee Ponds Pty Ltd
Reading New Zealand Ltd
Reading Pacific LLC
Reading Properties Pty Ltd
Reading Queenstown Ltd
Reading Real Estate Company
Reading Rouse Hill Pty Ltd
Reading Royal George, LLC
Reading Sunbury Pty Ltd
Reading Theaters, Inc.
Reading Wellington Properties Ltd
Rhodes Peninsula Cinema Pty Ltd
Rialto Brands Ltd
Rialto Cinemas Ltd
Rialto Entertainment Ltd
Ronwood Investments Ltd
Rydal Equipment Co.
Sutton Hill Properties, LLC
Tobrooke Holdings Ltd
Trenton-Princeton Traction Company
Twin Cities Cinemas, Inc.
US Development, LLC
US International Property Finance Pty Ltd
Washington and Franklin Railway Company
Westlakes Cinema Pty Ltd